Exhibit 99.01
News Release

FOR IMMEDIATE RELEASE
MEDIA CONTACT:	INVESTOR CONTACT:
Genevieve Haldeman	Helyn Corcos
Symantec Corporation	Symantec Corporation
408-517-7642	408-517-8324
glhaldeman@symantec.com	hcorcos@symantec.com
SYMANTEC REPORTS SOLID THIRD QUARTER EARNINGS
Results driven by a record number of large deals, robust demand for availability solutions, and record deferred revenue
CUPERTINO, Calif. – Jan. 31, 2006 – Symantec Corp. (Nasdaq: SYMC) today reported results for the third quarter of fiscal year 2006, ended Dec. 30, 2005. GAAP revenue for the December 2005 quarter was $1.149 billion and non-GAAP revenue was $1.253 billion. Non-GAAP revenue includes $104 million of deferred revenue that has been eliminated from GAAP results as part of the purchase accounting associated with the acquisition of VERITAS Software Corporation. On a non-GAAP basis, revenue grew five percent over the December 2004 quarter’s combined non-GAAP revenue of $1.192 billion.
GAAP Results: The December quarter’s GAAP net income was $91 million, resulting in fully diluted GAAP earnings per share of $0.08. GAAP net income includes $166 million of expenses related to the amortization of acquired software and intangibles, the amortization of deferred compensation, and integration and restructuring.
Non-GAAP Results: Non-GAAP net income was $282 million for the third quarter, five percent higher than the December 2004 quarter’s combined non-GAAP net income of $269 million. Non-GAAP fully diluted earnings per share for the quarter was $0.26, up 18 percent as compared to our combined non-GAAP earnings per share of $0.22 in the December 2004 quarter. Non-GAAP earnings per share excludes the write-off of in-process research and development, the amortization of acquired software and intangibles, the amortization of deferred compensation, and integration and restructuring expenses.
Non-GAAP results, as presented in the attached consolidated financial statements, exclude certain GAAP expenses, net of tax, and include the results of operations of VERITAS for the applicable periods, including adjustments based on the fair values of assets acquired and liabilities assumed as of the acquisition date of July 2, 2005, and deferred revenue that was eliminated as a result of purchase accounting for the VERITAS acquisition.

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Symantec Reports Solid Third Quarter Earnings

“Our December quarter was driven by a record number of large transactions and robust performance in backup, email archiving, and high availability solutions,” said John W. Thompson, Symantec chairman and chief executive officer. “We continue to believe the combination of our growing deferred revenue balance, broad product portfolio, and diverse customer base will be critical factors in driving consistently predictable results.”
Revenue Components
For the quarter, Symantec’s Data Protection segment comprised 26 percent of total revenue and grew 16 percent on a combined non-GAAP basis year-over-year. The storage management segment represented 23 percent of total revenue and grew nine percent year-over-year. The enterprise security business represented 21 percent of total revenue and grew seven percent year-over-year. Services revenue represented four percent of total revenue and grew 38 percent year-over-year. Symantec’s consumer business represented 26 percent of total revenue and declined ten percent on a combined non-GAAP basis year-over-year as was expected with the shift to a ratable revenue recognition model.
International revenues represented 49 percent of non-GAAP revenue and grew eight percent on a combined non-GAAP basis over the same quarter last year. The Americas, including the United States, Latin America, and Canada, represented 55 percent of total revenue and grew two percent year-over-year. The Europe, Middle East, and Africa region represented 32 percent of total revenue and grew eight percent year-over-year. Asia Pacific/Japan represented 13 percent of total revenue and grew 11 percent on a combined non-GAAP basis year-over-year.
March Quarter Forecast
For the March 2006 quarter, GAAP revenue is estimated between $1.19 billion and $1.22 billion. This excludes $60 million of deferred revenue that was lost through the purchase accounting for the VERITAS transaction. GAAP fully diluted earnings per share for the March quarter is estimated at $0.10 at the mid-point of the revenue guidance.
Non-GAAP revenue for the March quarter is estimated between $1.25 billion and $1.28 billion, including about $60 million of deferred revenue. Non-GAAP fully diluted earnings per share is forecasted at $0.25 at the mid-point of the revenue guidance. Non-GAAP earnings per share excludes approximately $155 million of expenses related to the amortization of acquisition-related intangibles and deferred compensation charges.
Fiscal Year 2006 Forecast
For the fiscal year ending March 2006, GAAP revenue is estimated between $4.09 billion and $4.12 billion. This excludes $300 million of deferred revenue that was lost through the purchase accounting for the VERITAS transaction and $559 million of revenue related to VERITAS for the quarter ended March 31, 2005. GAAP fully diluted earnings per share for the fiscal year ending in March 2006 is estimated at $0.24 at the mid-point of GAAP revenue guidance.

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Symantec Reports Solid Third Quarter Earnings

Including $300 million of deferred revenue that was lost through the purchase accounting for the VERITAS transaction and $559 million of revenue related to VERITAS for the quarter ended March 31, 2005,, Symantec’s non-GAAP revenue for fiscal 2006 is estimated in the range of $4.95 billion and $4.98 billion. Non-GAAP fully diluted earnings per share is estimated at $0.99 at the mid-point of non-GAAP revenue guidance, excluding approximately $980 million related to the write-off of in-process research and development, and expenses related to the amortization of acquisition-related intangibles, deferred compensation charges, integration and restructuring,
Fiscal Year 2007 Forecast
For the fiscal year ending March 2007, GAAP revenue is estimated in the range of $5.35 billion to $5.55 billion, excluding about $55 million in lost deferred revenue from the VERITAS merger. GAAP fully diluted earnings per share for the fiscal year ending in March 2007 is estimated at $0.59 at the mid-point of the revenue guidance.
Non-GAAP revenue is estimated in the range of $5.4 billion to $5.6 billion, including about $55 million in deferred revenue from the VERITAS merger. Non-GAAP fully diluted earnings per share is estimated at $1.14 at the midpoint of guidance, excluding approximately $750 million in expenses related to the amortization of acquisition-related intangibles and stock-based compensation charges.
Quarterly Highlights
•	Symantec signed 1,134 contracts worldwide worth more than $100,000 each, including 92 deals worth more than $1 million each, during the quarter. Almost 50 percent of these deals included multiple Symantec enterprise products and services.

•	Symantec signed new or extended agreements with customers including Accredited Home Lenders, a premier non-prime mortgage company operating throughout the U.S. and in Canada; Enterprise Rent-A-Car; HealthSouth Corporation, one of the nation’s largest providers of outpatient surgery, diagnostic imaging and rehabilitative healthcare services, operating facilities nationwide; Sprint Nextel Corporation; Pepco Holdings, Inc., one of the largest energy delivery companies in the Mid-Atlantic region; Progressive Casualty Insurance Company, a leading U.S. auto insurer; UnumProvident Corporation, the industry leader in disability income protection; Ameren, an energy services company; Rohm and Haas Company, an $8 billion specialty materials company; Mervyns LLC, a leading U.S. promotional neighborhood department store; Florida Power & Light Company, among the largest and fastest-growing electric utilities in the U.S.; Hewlett Packard; Encore Credit Corp., a wholesale non-conforming lender; Westchester County, a prominent suburban New York government.

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Symantec Reports Solid Third Quarter Earnings

•	International customers from the quarter included: Alcatel, which provides communications solutions; Transurban, a leading international toll road developer and investor; MBF Australia, providing health insurance and financial solutions; Samsung Electronics Co., Ltd.; BiG Vent S.A., a leading value added distributor in the nascent and fast growing Enterprise Data Storage Management [DSM] market in Poland; EDAG Engineering, which provides advanced turn-key solutions for tomorrow’s vehicles and manufacturing facilities worldwide; British Telecommunications plc (BT); Yonhap News Agency, Korea’s sole newswire service; and Fujitsu Services.
Conference Call
Symantec has scheduled a conference call for 5 p.m. ET/2 p.m. PT today to discuss the results of the third quarter of fiscal year 2006, ended Dec. 30, 2005, and to review guidance for the fourth quarter of fiscal year 2006 and fiscal year 2007. Interested parties may access the conference call on the Internet at http://www.symantec.com/invest/index.html. To listen to the live call, please go to the Web site at least 15 minutes early to register, download, and install any necessary audio software. A replay and script of our officers’ remarks will be available on the investor relations’ home page shortly after the call is completed.
About Symantec
Symantec is the world leader in providing solutions to help individuals and enterprises assure the security, availability, and integrity of their information. Headquartered in Cupertino, Calif., Symantec has operations in more than 40 countries. More information is available at www.symantec.com.
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NOTE TO EDITORS: If you would like additional information on Symantec Corporation and its products, please view the Symantec Press Center at http://www.symantec.com/PressCenter/ on Symantec’s Web site. All prices noted are in US dollars and are valid only in the United States.
Symantec, the Symantec logo, VERITAS, and the VERITAS logo are trademarks or registered trademarks of Symantec Corporation or its affiliates in the United States and certain other countries. Additional company and product names may be trademarks or registered trademarks of the individual companies and are respectfully acknowledged.

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Symantec Reports Solid Third Quarter Earnings

FORWARD LOOKING STATEMENTS: This press release contains statements regarding our financial and business results which may be considered forward-looking within the meaning of the U.S. federal securities laws, including statements relating to projections of future revenue and earnings per share. These statements are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from results expressed or implied in this press release. Such risk factors include those related to: the acquisition of VERITAS, including the successful integration of VERITAS’ businesses, maintenance of customer and partner relationships and leveraging of synergies; the sustainability of recent growth rates, particularly for our consumer products; the anticipated growth of certain market segments, particularly the enterprise security and international markets; the competitive environment in the software industry; changes to operating systems and product strategy by vendors of operating systems; fluctuations in currency exchange rates; the timing and market acceptance of new product releases and upgrades; the successful development of new products and integration of acquired businesses, and the degree to which these products and businesses gain market acceptance. Actual results may differ materially from those contained in the forward-looking statements in this press release. Additional information concerning these and other risk factors is contained in the Risk Factors section of Symantec’s Form 10-Q for the quarter ended September 30, 2005. Symantec assumes no obligation to update any forward-looking information contained in this press release.
USE OF NON-GAAP FINANCIAL INFORMATION: In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, Symantec reports non-GAAP financial results. All references to “combined non-GAAP” financial information include the results of Symantec for the December 2004 fiscal quarter and the results of VERITAS for the September 2004 fiscal quarter, and have been adjusted to exclude certain expenses, net of tax, and include adjustments based on the fair values of assets acquired and liabilities assumed as of the acquisition date of July 2, 2005 and deferred revenue that was eliminated as a result of purchase accounting for the VERITAS acquisition. Symantec’s management believes the non-GAAP measures used in this release are useful to investors because they provide supplemental information that facilitates comparisons to prior periods. Management uses these non-GAAP measures to evaluate its financial results, develop budgets and manage expenditures. The method Symantec uses to produce non-GAAP results is not computed according to GAAP, may differ from the methods used by other companies and should not be regarded as a replacement for corresponding GAAP measures. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to the comparable GAAP results, which is attached to this release. Additional information regarding the reconciliation can be found on the investor relations page of Symantec’s Web site, along with additional pro forma financial information for the combined company, at www.symantec.com/invest/center.html.

SYMANTEC CORPORATION
GAAP Consolidated Statements of Operations
(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2005	2004	2005	2004
		(unaudited)
Net revenues	$1,149,026	$695,224	$2,904,832	$1,870,171
Cost of revenues:
Cost of revenues	183,442	108,163	473,194	293,189
Amortization of acquired product rights	85,036	13,335	225,521	37,789

Cost of revenues	268,478	121,498	698,715	330,978
Gross profit	880,548	573,726	2,206,117	1,539,193
Operating expenses:
Sales and marketing	433,094	226,577	1,045,877	616,395
Research and development	187,533	85,289	466,079	241,989
General and administrative	61,753	29,910	151,520	81,773
Amortization of other intangible assets from acquisitions	48,427	1,622	98,475	3,656
Amortization of deferred stock-based compensation(1)	12,329	1,041	28,503	1,680
Acquired in-process research and development	—	1,218	284,000	3,480
Restructuring	15,566	—	20,492	2,776
Integration planning	2,185	—	15,339	—
Patent settlement	—	—	2,200	—

Total operating expenses	760,887	345,657	2,112,485	951,749
Operating income	119,661	228,069	93,632	587,444
Interest and other income, net	22,525	13,354	85,246	34,515
Interest expense	(6,843)	(1,741)	(14,346)	(12,323)

Income before income taxes	135,343	239,682	164,532	609,636
Provision for income taxes	44,609	76,105	126,493	193,159

Net income	$90,734	$163,577	$38,039	$416,477

Net income per share — diluted*	$0.08	$0.22	$0.04	$0.58

Shares used to compute net income per share — diluted*	1,096,609	742,446	1,012,956	738,053

(1)	Amortization of deferred stock-based compensation is allocated as follows:

Sales and marketing	$4,089	$223	$9,352	$469
Research and development	5,658	306	13,526	643
General and administrative	2,582	512	5,625	568

	$12,329	$1,041	$28,503	$1,680

*	For the three and nine months ended December 31, 2004, diluted net income per share is calculated using the if-converted method. Under this method, the numerator excludes the interest expense from the 3% convertible subordinated notes, net of income tax, of $1.2 million and $8.4 million for the three and nine months ended December 31, 2004, respectively, and the denominator includes shares issuable from the assumed conversion of the 3% convertible subordinated notes.

SYMANTEC CORPORATION
Consolidated Balance Sheets
(In thousands, except per share data)

	December 31,	March 31,
	2005	2005
	(Unaudited)

ASSETS
Current assets:
Cash and short-term investments	$2,839,540	$3,206,587
Trade accounts receivable, net	697,067	285,325
Inventories	36,349	19,118
Current deferred income taxes	186,934	97,279
Other current assets	173,972	79,973

Total current assets	3,933,862	3,688,282
Property and equipment, net	925,812	382,689
Acquired product rights, net	1,234,093	127,619
Other intangible assets, net	1,451,106	30,739
Goodwill	10,094,821	1,365,213
Other long-term assets	37,177	19,679

	$17,676,871	$5,614,221

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Convertible subordinated notes	$507,400	$—
Accounts payable	189,587	74,685
Accrued compensation and benefits	299,220	140,543
Current deferred revenue	1,666,067	1,215,537
Other accrued expenses	202,810	91,033
Income taxes payable	330,005	179,225

Total current liabilities	3,195,089	1,701,023
Long-term deferred revenue	202,593	114,724
Long-term deferred tax liabilities	640,932	88,613
Other long-term obligations	36,338	4,408
Stockholders’ equity:
Common stock	10,422	7,105
Capital in excess of par value	12,437,744	2,412,947
Accumulated other comprehensive income	154,219	191,938
Deferred stock-based compensation	(49,652)	(21,070)
Retained earnings	1,049,186	1,114,533

Total stockholders’ equity	13,601,919	3,705,453

	$17,676,871	$5,614,221

SYMANTEC CORPORATION
Reconciliation of Consolidated Statements of Operations to Non-GAAP Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended December 31, 2005				Three Months Ended December 31, 2004
	GAAP	Non-GAAP			GAAP			Non-GAAP
	Symantec	Adjustments		Non-GAAP	Symantec*	VERITAS**		Adjustments		Non-GAAP

Financial Statement Information
Net revenues (1)	$1,149,026	$104,201	A	$1,253,227	$695,224	$496,658	H	$—		$1,191,882
Cost of revenues:
Cost of revenues (1)	183,442			183,442	108,163	73,896	H	(901)	D	182,141
						(61)	J
						901	K
						(52)	L
						195	M

Amortization of acquired product rights (1)	85,036	(85,036)	B	—	13,335	4,376	H	(85,486)	B	—
						(4,376)	I
						72,151	N

Total cost of revenues (2)	268,478	(85,036)		183,442	121,498	147,030		(86,387)		182,141
Gross profit (2)	880,548	189,237		1,069,785	573,726	349,628		86,387		1,009,741
Operating expenses:
Sales and marketing (1)	433,094	(798)	C	432,296	226,577	153,037	H	—		379,381
						(578)	J
						(28)	L
						373	M
Research and development (1)	187,533	(609)	C	186,924	85,289	87,196	H	—		172,063
						(608)	J
						(58)	L
						244	M
General and administrative (1)	61,753	(772)	C	60,981	29,910	49,541	H	—		79,026
						(24)	J
						(540)	L
						139	M
Amortization of other intangible assets from acquisitions (1)	48,427	(48,427)	B	—	1,622	1,389	H	(48,386)	B	—
						(1,389)	I
						46,764	N
Amortization of deferred stock-based compensation (1)	12,329	(12,329)	D	—	1,041	4,733	K	(5,774)	D	—
Acquired in-process research and development (1)	—	—		—	1,218	11,500	H	(1,218)		—
						(11,500)	I
Restructuring (1)	15,566	(15,566)	E	—	—	(9,648)	H	9,648	E	—
Integration planning (1)	2,185	(2,185)	F	—	—	—		—		—

Total operating expenses (2)	760,887	(80,686)		680,201	345,657	330,543		(45,730)		630,470

Operating income (2)	119,661	269,923		389,584	228,069	19,085		132,117		379,271
Interest and other income, net (1)	22,525			22,525	13,354	13,661	H	—		27,015
Interest expense (1)	(6,843)			(6,843)	(1,741)	(6,455)	H	—		(10,707)
						(2,511)	O

Income before income taxes (2)	135,343	269,923		405,266	239,682	23,780		132,117		395,579
Provision for income taxes (1)	44,609	78,295	G	122,904	76,105	36,378	H	42,573	G	126,585
						(28,471)	G

Net income (2)	$90,734	$191,628		$282,362	$163,577	$15,873		$89,544		$268,994

Net income per share:
Diluted (2) ***	$0.08			$0.26	$0.22					$0.22

Shares used to compute net income per share:
Diluted (1) ***	1,096,609			1,096,609	742,446					1,234,505	P
NOTES:
The above information reflects the combined results of Symantec Corporation (“Symantec”) and VERITAS Software Corporation (“VERITAS”), including amounts related to the amortization of fair value adjustments of assets acquired and liabilities assumed by Symantec as of the actual acquisition date of July 2, 2005. For comparative purposes, the information presented assumes that the acquisition took place on April 1, 2004. If the acquisition had taken place on April 1, 2004, the fair values of the assets and liabilities would have been different and actual results of operations would have been different from those presented above.
Additional non-GAAP adjustments consist of: non-cash charges related to acquisitions, such as the amortization of intangibles and stock-based compensation expense, and the write-off of in-process research and development; restructuring charges; integration planning costs; and the impact of other special items, such as other stock-based compensation expense, litigation matters, gain/loss on investments and related adjustments to provision for income taxes on our operating results. These non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.
(*) The results of operations include our results for the three months ended December 31, 2004.
(**) The results of operations include VERITAS’ historical results for the three months ended September 30, 2004, including amortization related to fair value adjustments based on the fair values of assets acquired and liabilities assumed as of the acquisition date of July 2, 2005.
(***) For the three months ended December 31, 2004, diluted net income per share is calculated using the if-converted method. Under this method, the numerator excludes the interest expense from the 3% convertible subordinated notes, net of income tax, of $1.2M for the three months ended December 31, 2004 and the denominator includes shares issuable from the assumed conversion of the 3% convertible subordinated notes.
Footnotes:
(1) Symantec includes these non-GAAP financial measures because we believe these measures are useful to investors in that they allow for greater transparency to certain line items in our financial statements. We have historically reported similar non-GAAP financial measures to our investors and believe that the inclusion of comparative numbers provides consistency in our financial reporting. Investors are encouraged to review the reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures as provided herein.
(2) Symantec’s management refers to these non-GAAP financial measures, such as non-GAAP operating margins and net income, in making operating decisions because the measures provide meaningful supplemental information regarding our operational performance and our ability to invest in research and development and fund acquisitions and capital expenditures. In addition, these non-GAAP financial measures facilitate management’s internal comparisons to our historical operating results and comparisons to competitors’ operating results. Investors are encouraged to review the reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures as provided herein.
A	To include VERITAS’ deferred revenue that was excluded as a result of adjustments to fair value.

B	To exclude non-cash charges of amortization of acquired product rights, amortization of other intangible assets and the write-off of acquired in-process research and development.

C	To exclude executive incentive bonuses related to the VERITAS acquisition.

D	To exclude amortization of deferred stock-based compensation.

E	To exclude charges relating to restructuring.

F	To exclude the Symantec and VERITAS integration planning costs.

G	To adjust the provision for income taxes to reflect the effect of the non-GAAP adjustments on net income (loss).

H	To include VERITAS’ historical results of operations for the three months ended September 30, 2004.

I	To eliminate VERITAS’ historical amortization of developed technology, other intangible assets and the write-off of in-process research and development.

J	To eliminate VERITAS’ historical amortization of deferred stock-based compensation.

K	To amortize deferred stock-based compensation related to the VERITAS acquisition.

L	To amortize VERITAS’ lease obligation in excess of fair value.

M	To record additional depreciation expense on VERITAS’ property and equipment as a result of the adjustment to fair value.

N	To amortize acquired product rights and other intangible assets related to the VERITAS acquisition.

O	To amortize the discount on VERITAS’ convertible subordinated debt as a result of adjustment to fair value.

P	Diluted shares are equal to Symantec historical shares plus VERITAS historical shares multiplied by the exchange ratio of 1.1242.

SYMANTEC CORPORATION
Reconciliation of Consolidated Statements of Operations to Non-GAAP Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Nine Months Ended December 31, 2005						Nine Months Ended December 31, 2004
	GAAP			Non-GAAP			GAAP			Non-GAAP
	Symantec	VERITAS*		Adjustments		Non-GAAP	Symantec**	VERITAS***		Adjustments		Non-GAAP

Financial Statement Information
Net revenues (1)	$2,904,832	$559,258	A	$240,481	J	$3,704,571	$1,870,171	$1,467,439	A			$3,337,610
Cost of revenues:
Cost of revenues (1)	473,194	87,657	A	(901)	K	559,599	293,189	224,948	A	(2,703)	K	518,221
		(401)	B					(364)	B
		901	C	(1,057)	L			2,703	C
		(52)	D					(156)	D
		258	E					604	E
Amortization of acquired product rights (1)	225,521	7,424	A	(297,672)	M	—	37,789	12,255	A	(300,142)	M	—
		(7,424)	F					(12,255)	F
		72,151	G					262,353	G

Total cost of revenues (2)	698,715	160,514		(299,630)		559,599	330,978	490,088		(302,845)		518,221
Gross profit (2)	2,206,117	398,744		540,111		3,144,972	1,539,193	977,351		302,845		2,819,389
Operating expenses:
Sales and marketing (1)	1,045,877	165,652	A	(3,094)	L	1,205,903	616,395	447,655	A			1,060,642
		(1,396)	B	(1,568)	N			(4,440)	B
		(28)	D					(84)	D
		460	E					1,116	E
Research and development (1)	466,079	97,510	A	(2,700)	L	558,436	241,989	250,700	A			490,790
		(1,331)	B	(1,366)	N			(2,444)	B
		(58)	D					(174)	D
		302	E					719	E
General and administrative (1)	151,520	87,907	A	(2,297)	N	201,962	81,773	143,679	A			223,452
		(60)	B	(30,000)	O			(792)	B
		(540)	D	(4,826)	L			(1,620)	D
		258	E					412	E
Amortization of other intangible assets from acquisitions (1)	98,475	2,430	A	(145,239)	M	—	3,656	6,192	A	(143,948)	M	—
		(2,430)	F					(6,192)	F
		46,764	G					140,292	G
Amortization of deferred stock-based compensation (1)	28,503	4,733	C	(33,236)	P	—	1,680	14,199	C	(15,879)	P	—
Acquired in-process research and development (1)	284,000			(284,000)	M	—	3,480	11,900	A	(3,480)	M	—
								(11,900)	F
Restructuring (1)	20,492			(20,492)	Q	—	2,776	(9,648)	A	6,872	Q	—
Integration planning (1)	15,339			(15,339)	L	—	—					—
Patent settlement (1)	2,200			(2,200)	R	—	—					—

Total operating expenses	2,112,485	400,173		(546,357)		1,966,301	951,749	979,570		(156,435)		1,774,884

Operating income (2)	93,632	(1,429)		1,086,468		1,178,671	587,444	(2,219)		459,280		1,044,505
Interest and other income, net (1)	85,246	15,532	A			100,778	34,515	35,425	A			69,940
Interest expense (1)	(14,346)	(5,198)	A			(22,055)	(12,323)	(18,157)	A			(38,013)
		(2,511)	H					(7,533)	H
Gain on strategic investments (1)	—	732	A	(732)	S	—	—	7,496	A	(7,496)	S	—

Income before income taxes (2)	164,532	7,126		1,085,736		1,257,394	609,636	15,012		451,784		1,076,432
Provision for income taxes (1)	126,493	47,042	A	244,520	I	391,631	193,159	121,805	A	122,181	I	344,458
		(26,424)	I					(92,687)	I

Net income (2)	$38,039	$(13,492)		$841,216		$865,763	$416,477	$(14,106)		$329,603		$731,974

Net income per share:
Diluted (2)****	$0.04					$0.74	$0.58					$0.60

Shares used to compute net income per share:
Diluted (1)****	1,012,956					1,175,261	738,053					1,234,877	T
The above information reflects the combined results of Symantec Corporation (“Symantec”) and VERITAS Software Corporation (“VERITAS”), including amounts related to the amortization of fair value adjustments of assets acquired and liabilities assumed by Symantec as of the actual acquisition date of July 2, 2005. For comparative purposes, the information presented assumes that the acquisition took place on April 1, 2004. If the acquisition had taken place on April 1, 2004, the fair values of the assets and liabilities would have been different and actual results of operations would have been different from those presented above.
Additional non-GAAP adjustments consist of: non-cash charges related to acquisitions, such as the amortization of intangibles and stock-based compensation expense, and the write-off of in-process research and development; restructuring charges; integration planning costs; and the impact of other special items, such as other stock-based compensation expense, litigation matters, gain/loss on investments and related adjustments to provision for income taxes on our operating results. These non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.
(*) The results of operations include VERITAS’ historical results for the three months ended March 31, 2005, including amortization related to fair value adjustments based on the fair values of assets acquired and liabilities assumed as of the acquisition date of July 2, 2005.
(**) The results of operations include our results for the nine months ended December 31, 2004.
(***) The results of operations include VERITAS’ historical results for the nine months ended September 30, 2004, including amortization related to fair value adjustments based on the fair values of assets acquired and liabilities assumed as of the acquisition date of July 2, 2005.
(****) For the nine months ended December 31, 2004, diluted net income per share is calculated using the if-converted method. Under this method, the numerator excludes the interest expense from the 3% convertible subordinated notes, net of income tax, of $8.4 million for the nine months ended December 31, 2004 and the denominator includes shares issuable from the assumed conversion of the 3% convertible subordinated notes.
Footnotes:
(1) Symantec includes these non-GAAP financial measures because we believe these measures are useful to investors in that they allow for greater transparency to certain line items in our financial statements. We have historically reported similar non-GAAP financial measures to our investors and believe that the inclusion of comparative numbers provides consistency in our financial reporting. Investors are encouraged to review the reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures as provided herein.
(2) Symantec’s management refers to these non-GAAP financial measures, such as non-GAAP operating margins and net income, in making operating decisions because the measures provide meaningful supplemental information regarding our operational performance and our ability to invest in research and development and fund acquisitions and capital expenditures. In addition, these non-GAAP financial measures facilitate management’s internal comparisons to our historical operating results and comparisons to competitors’ operating results. Investors are encouraged to review the reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures as provided herein.
A	To include VERITAS’ historical results of operations for applicable periods

B	To eliminate VERITAS’ historical amortization of deferred stock-based compensation.

C	To amortize deferred stock-based compensation related to the VERITAS acquisition.

D	To amortize VERITAS’ lease obligation in excess of fair value.

E	To record additional depreciation expense on VERITAS’ property and equipment as a result of the adjustment to fair value.

F	To eliminate VERITAS’ historical amortization of developed technology, other intangible assets and the write-off of in-process research and development.

G	To amortize acquired product rights and other intangible assets related to the VERITAS acquisition.

H	To amortize the discount on VERITAS’ convertible subordinated debt as a result of adjustment to fair value.

I	To adjust the provision for income taxes to reflect the effect of the non-GAAP adjustments on net income (loss).

J	To include VERITAS’ deferred revenue that was excluded as a result of adjustments to fair value

K	To exclude amortization of deferred stock-based compensation.

L	To exclude the Symantec and VERITAS integration planning costs.

M	To exclude non-cash charges of amortization of acquired product rights, amortization of other intangible assets and the write-off of acquired in-process research and development.

N	To exclude executive incentive bonuses related to the VERITAS acquisition.

O	To exclude $30 million related to the proposed VERITAS settlement with the SEC.

P	To exclude amortization of deferred stock-based compensation.

Q	To exclude charges relating to restructuring.

R	To exclude patent settlement costs

S	To exclude gains/losses on strategic investments.

T	Diluted shares are equal to Symantec historical shares plus VERITAS historical shares multiplied by the exchange ratio of 1.1242.